UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2010

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On February 12, 2010, the Management Development and Compensation Committee of the Board of Directors of General Electric Company (the “Company”) approved grants of long-term performance awards to approximately 1,000 Company leaders, including the Company’s executive officers who are “named executive officers” for purposes of the Company’s proxy statement for the 2009 Annual Meeting of Shareowners.  The five named executive officers who received these grants are: Jeffrey R. Immelt, Michael A. Neal, John G. Rice, Keith S. Sherin and Brackett B. Denniston.  The grants were made under the General Electric Company 2007 Long-Term Incentive Plan and will only be payable if the Company achieves for the three-year 2010 through 2012 period specified goals based on four equally weighted business measurements.  These business measurements are: (1) cumulative earnings per share, (2) cumulative industrial cash flow from operating activities, (3) ending net investment of GE Capital, and (4) 2012 industrial return on total capital.  The final amount paid is based on achieving threshold, target or maximum levels for any of the four measurements.  The awards are based on a multiple (i.e., .75x at threshold, 1.50x at target and 2.00x at maximum) of the named executive’s base salary in effect in February 2013 and the discretionary bonus awarded in February 2013 for the 2012 performance period, and will be subject to forfeiture if the executive’s employment terminates for any reason other than disability, death, or retirement before December 31, 2012.  If the Company’s Board of Directors (the “Board”) determines that an executive has engaged in conduct detrimental to the Company that resulted in a material inaccuracy in the Company’s financial statements or performance metrics that affects the award, the Board may take a range of actions to remedy the conduct, including seeking reimbursement of any portion of the amount paid to the executive that is greater than would have been paid if calculated based on the accurate financial statements or performance metrics; provided that if the Board determines that the executive engaged in fraudulent misconduct it will seek such reimbursement.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed as part of this report:

10 Form of Agreement for Long Term Performance Award Grants to Executive Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: February 19, 2010	/s/ Jamie S. Miller
Jamie S. Miller
Vice President and Controller

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